SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported): September 1, 1999

                              CK WITCO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



       Delaware                   0-30270                 52-2183153
    (State or other           (Commission File           (IRS Employer
    jurisdiction of               Number)               Identification
    incorporation)                                          Number)


          One Station Place, Metro Center, Stamford, Connecticut 06902
               (Address of principal executive offices) (zip code)


                                 (203) 353-5400
              (Registrant's telephone number, including area code)

This amends the CK Witco Corporation ("CK Witco") Form 8-K filed on September 15, 1999 to provide financial statements and pro forma financial information.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Businesses Acquired

         Independent Auditors' Report dated February 1, 1999(i).

         Audited Financial Statements of Witco Corporation ("Witco") and its subsidiaries:

          1. Consolidated Balance Sheets--Years Ended December 31, 1998 and 1997 (ii).

          2. Consolidated Statements of Operations--Years Ended December 31, 1998, 1997 and 1996 (ii).

          3. Consolidated Statements of Shareholders' Equity--Years Ended December 31, 1998, 1997 and 1996 (ii).

          4. Consolidated Statements of Cash Flows--Years Ended December 31, 1998, 1997 and 1996 (ii).

          5.   Notes to the Consolidated Financial Statements (ii).

         Unaudited Financial Statements of Witco and its subsidiaries:

          1. Condensed Consolidated Balance Sheets--June 30, 1999 and December 31, 1998 (iii).

          2. Condensed Consolidated Statement of Income for the Three and Six Months Ended June 30, 1999 and 1998 (iii).

          3. Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1999 and 1998 (iii).

          4.   Notes to Condensed Consolidated Financial Statements (iii).

     -----------------

(i) The Independent Auditors' Report of Ernst & Young LLP is incorporated by reference herein by reference to page F-1 of Witco's Annual Report on Form 10K for the year ended December 31, 1998 (Commission File Number 001-4654).

(ii) The Audited Financial Statements of Witco, including the Notes thereto, are incorporated by reference to pages F-2 through F-23 of Witco's Annual Report on Form 10K for the year ended December 31, 1998 (Commission File Number 001-4654).

(iii) The Unaudited Financial Statements of Witco including the Notes thereto are incorporated by reference to Item 1 of Witco's Quarterly Report on Form 10Q for the quarter ended June 30, 1999 (Commission file Number 001-4654).


(b)         Unaudited Pro Forma Combined Financial Information

           The following unaudited pro forma combined financial information gives effect to the merger using the purchase method of accounting. The information is based upon the historical financial statements of Crompton & Knowles Corporation ("Crompton") and Witco and should be read in conjunction with such historical financial statements, the related notes, and other information contained elsewhere or incorporated by reference in this joint proxy statement-prospectus. Certain items derived from Crompton's and Witco's historical financial statements have been reclassified to conform to the pro forma combined presentation.

           The unaudited pro forma combined financial information is not necessarily indicative of what the actual combined financial position or results of operations would have been had the foregoing transaction been consummated on the dates set forth therein, nor does it give effect to (i) any transaction other than the merger, (ii) Crompton's results of operations since June 26, 1999 or Witco's results of operations since June 30, 1999, (iii) all of the synergies, cost savings, and one-time charges expected to result from the merger or (iv) the results of final valuations of property, plant and equipment, intangible assets and acquired in-process research and development costs. We are currently developing plans to integrate the operations of the companies, which may involve various costs including severance and other charges, which may be material. We may also revise the allocation of the purchase price when additional information becomes available, including the charge to earnings for acquired in-process research and development costs. Accordingly, the pro forma combined financial information does not purport to be indicative of the financial position or results of operations as of the date hereof, as of the effective time, or any period ending at the effective time, or as of or for any other future date or period.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
            AS OF JUNE 26, 1999 (CROMPTON) AND JUNE 30, 1999 (WITCO)
                                 (IN THOUSANDS)

                                                 PRO FORMA            PRO FORMA
                            CROMPTON    WITCO   ADJUSTMENTS           COMBINED
ASSETS
CURRENT ASSETS
Cash                      $   14,243 $   22,395 $      --            $   36,638
Accounts receivable          199,368    288,951        --               488,319
Inventories                  318,711    246,120    27,692 (2)           592,523
Other current assets          82,788     52,243   (10,800)(10)          124,231
                            --------   --------  --------              --------
      Total current assets   615,110    609,709    16,892             1,241,711
NON-CURRENT ASSETS
Property, plant and
  equipment                  449,804  1,002,079       --              1,451,883
Cost in excess of acquired
          net assets         145,563              379,277 (2)(4)(5)   1,185,277
                                                            (8)(10)
                                                  529,182 (1)
                                                  131,255 (3)
Goodwill and other intangible
          assets                  --     595,608 (595,608)(1)                --
Other assets                 170,715      99,770   66,426 (1)           336,086
                                                    7,000 (3)
                                                  (28,087)(4)
                                                   (5,443)(5)
                                                   25,705 (10)
                          ---------- ---------- ---------            ----------
TOTAL ASSETS              $1,381,192 $2,307,166 $ 526,599            $4,214,957
                          ========== ==========   ========           ==========
LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES
Notes and loans payable   $   15,327 $  286,243 $      --            $  301,570
Account payable              106,396    394,955  (231,167)(1)           270,184
Accrued expenses             133,451         --   200,258 (1)           333,709
Income taxes payable          79,657         --    30,909 (1)           110,566
Other current liabilities     14,711         --        --                14,711
                            --------   --------  --------              --------
      Total current          349,542    681,198        --             1,030,740
      liabilities
NON-CURRENT LIABILITIES
Long-term debt               668,975    677,334   134,100 (3)         1,436,622
                                                  (43,787)(4)
Postretirement health care   142,995        --     61,096 (1)           218,980
liability                                          14,889 (5)
Other liabilities            142,686    336,252   (61,096)(1)           458,272
                                                       49 (4)
                                                   18,000 (3)
                                                   22,381 (5)
STOCKHOLDERS' EQUITY
Preferred stock                   --          6        (5)(6)              1
Common stock                   7,733    288,311  (294,856)(6)             1,188
Additional paid-in capital   240,884    161,579   543,946 (8)         1,042,833
                                                  294,856 (6)
                                                 (198,432)(7)
Retained earnings             76,830    214,388  (214,388)(8)            76,830
Accumulated other            (49,737)   (49,905)   46,557 (8)           (49,737)
comprehensive loss                                  3,348 (5)
Treasury stock at cost      (197,944)      (488)  198,432 (7)                --
Deferred compensation           (772)    (1,509)    1,509 (8)              (772)
                            --------   --------  --------            ----------
      Total stockholders'     76,994    612,382   380,967             1,070,343
      equity                --------   --------  --------            ----------
Total Liabilities &       $1,381,192 $2,307,166 $ 526,599            $4,214,957
Stockholders' Equity      ========== ==========  ========            ==========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
        FOR THE YEAR ENDED DECEMBER 26, 1998 (CROMPTON) AND DECEMBER 31,
                                  1998 (WITCO)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                    PRO FORMA    PRO FORMA
                               CROMPTON    WITCO   ADJUSTMENTS    COMBINED
Net sales                    $1,796,119 $1,941,529 $ 60,094 (1) $3,797,742
Cost of products sold         1,146,200  1,469,864  (59,837)(1)  2,555,411 (12)
                                                       (816)(5)
Selling, general and            264,710    246,816     (272)(5)    539,963
      administrative                                 28,709 (1)
Depreciation and amortization    80,536         --  115,619 (1)    206,897
                                                     10,742 (9)
Research and development         52,775     74,177   (3,879)(1)    123,073
Other expenses (income)-- net      --       37,420  (37,420)(1)       --
Special items:
      Facility closure costs     33,600         --       --         33,600 (12)
      Restructuring charges          --    (34,764)      --        (34,764)(12)
      (credits)
      Special environmental          --         --   22,025 (1)     22,025 (12)
      charge                   --------    -------  -------       --------
Operating Profit                218,298    148,016  (14,777)       351,537
Interest expense                 78,520     48,361    9,781 (3)    133,663
                                                     (2,999)(4)
Other (income) expense         (158,938)    (1,957)  (5,123)(1)   (166,018)(12)
Earnings before income taxes   --------   --------  -------       --------
    and extraordinary loss      298,716    101,612  (16,436)       383,892
Income taxes                    115,493     42,677   (1,875)(10)   156,295 (12)

Earnings before extraordinary  --------  ---------  -------       --------
    loss                     $  183,223 $   58,935 $(14,561)    $  227,597 (12)
                               ======== ========== ========     ==========
EARNINGS PER SHARE -- BASIC:
Weighted average shares
      outstanding                73,696     57,518                 126,854
Earnings before
      extraordinary loss     $     2.48    $  1.02              $     1.79
EARNINGS PER SHARE -- DILUTED:
Weighted average shares
      outstanding                75,700     57,958                 128,961 (11)
Earnings before
      extraordinary loss     $     2.42    $  1.02              $      1.76

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
         FOR THE SIX MONTHS ENDED JUNE 26, 1999 (CROMPTON) AND JUNE 30,
                                  1999 (WITCO)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                    PRO FORMA     PRO FORMA
                               CROMPTON    WITCO   ADJUSTMENTS     COMBINED
Net sales                      $805,466  $974,433  $ 28,515 (1)  $1,808,414
Cost of products sold           495,877   734,502   (34,570)(1)   1,195,673
                                                       (136)(5)
Selling, general and            120,656   127,434    14,218 (1)     262,262
      administrative
                                                        (46)(5)
Depreciation and amortization    37,503        --    60,843 (1)     103,724
                                                      5,378 (9)
Research and development         22,586    35,633    (1,659)(1)      56,560
Equity income                    (9,434)       --        --          (9,434)
Other expenses (income)-- net        --     6,310    (6,310)(1)          --
Special items:
      Restructuring charges          --     3,204        --           3,204 (12)
                               --------   -------    ----------    ---------
Operating profit                138,278    67,350    (9,203)        196,425
Interest expense                 26,107    28,291     4,891 (3)      57,789
                                                     (1,500)(4)
Other (income) expense          (40,255)     (428)   (4,007)(1)     (44,690)(12)
Earnings before income taxes
      and                      --------   -------  --------      ----------
     extraordinary loss         152,426    39,487    (8,587)        183,326
Income taxes                     55,254    18,164    (1,251)(10)     72,167 (12)
                               --------  --------  --------      ----------
Earnings before extraordinary  $ 97,172  $ 21,323  $ (7,336)     $  111,159 (12)
    loss                       ========  ========  ========      ==========

EARNINGS PER SHARE -- BASIC:
Weighted average shares          66,603    57,565                   119,805
      outstanding
Earnings before                $   1.46  $   0.37                $     0.93
      extraordinary loss
EARNINGS PER SHARE -- DILUTED:
Weighted average shares          67,925    57,739                   121,274(11)
      outstanding
Earnings before                $   1.43 $    0.37                $     0.92
      extraordinary loss

   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) Reflects certain balance sheet and statement of operations reclassifications made to conform to Crompton's and CK Witco's intended presentation.

(2)  Reflects an adjustment to record inventories at fair value.

(3) Estimated costs expected to be incurred as a result of the merger of approximately $131.3 million, net of a related tax benefit of $13.8 million, and debt issue costs of approximately $7.0 million, are principally funded from additional borrowings under available revolving credit facilities. Interest expense on additional borrowings was calculated using the weighted average interest rate on Crompton's revolving credit facility during the periods presented.

(4) Reflects the adjustment to record the fair value of Witco's financial instruments, including notes receivable, long-term debt, notes payable and certain off-balance sheet financial instruments, and accordingly the related adjustments to the statements of operations.

(5) Reflects an adjustment to record pension and postretirement liabilities at fair value by eliminating any unrecognized gains and losses and any related amortization recorded in the results of operations.

(6) Reflects the conversion of all outstanding Crompton common stock ($.10 par value) into shares of CK Witco common stock at a conversion ratio of one share of Crompton common stock for each share of CK Witco common stock ($.01 par value). Also reflects the conversion of Witco common stock ($5.00 par value) into shares of CK Witco common stock at a conversion ratio of one share of Witco common stock into .9242 shares of CK Witco common stock ($.01 par value) and the conversion of one share of Witco preferred stock ($1.00 par value) for one share of CK Witco preferred stock ($.20 par value).

(7) Reflects the cancellation of Crompton's and Witco's treasury stock, as provided for in the merger agreement.

(8) Reflects the adjustment to stockholders' equity for the purchase price which was calculated by multiplying Witco's outstanding common shares of 57,644,086 at June 30, 1999, by a conversion ratio of .9242 and then multiplied by Crompton's average common share price of $18.646 for a period immediately before and after the announcement of the merger.

(9) Reflects the recording of incremental amortization of cost in excess of acquired net assets over 40 years after assigning the fair value of assets and liabilities acquired less any historical amounts recorded by Witco. The results of final valuations of property, plant and equipment, intangible assets and acquired in-process research and development costs have not yet been completed as well as final estimates for severance and other charges, which may be material, related to the integration of operations of the companies. We may revise the allocation of the purchase price and the charge to earnings for acquired in-process research and development when additional information becomes available.

(10) Reflects the income tax effect on the adjustments in (2), (3), (4), (5) and
     (9) above, applying the statutory rate, as appropriate.

(11) Assumes Witco's stock options are converted using the same conversion ratio as for the outstanding common shares.

(12) The pro forma combined statement of operations includes the following special items:

                                                          YEAR       SIX MONTHS
                                                          ENDED        ENDED
                                                      DECEMBER 26,    JUNE 26,
                                                          1998          1999
                                                       (CROMPTON)    (CROMPTON)
                                                      AND DECEMBER      AND
                                                        31, 1998      JUNE 30,
                                                         (WITCO)    1999 (WITCO)
Cost of products sold--Conversion of certain
  inventories from
  LIFO to FIFO.....................................     $  7,960     $    --
Facility closure costs.............................       33,600          --
Restructuring charges (credits)--net...............      (34,764)      3,204
Environmental charge...............................       22,025          --
Other income--Gain on sale of business and investment   (159,028)    (44,260)
Income taxes--impact of above items.................      53,354      14,855
                                                          ------      ------
Income from special items..........................     $ 76,853     $26,201
                                                        ========     =======

(13) On August 31, 1999, Witco sold a significant portion of the assets and liabilities of its Oleochemicals and Derivatives business. Total assets and liabilities being sold from this business of $236.6 million and $36.4 million, respectively, have been included in the Witco historical balance sheet, while net sales and net earnings from this business of $260.5 million and $6.4 million, respectively, for the year ended December 31, 1998, and net sales and net earnings of $131.2 million and $5.4 million, respectively, for the six months ended June 30, 1999, have been included in the Witco historical statements of operations.

     Assuming the divestiture of a significant portion of the assets and liabilities of the Oleochemical and Derivatives business, the pro forma combined total assets and liabilities would have been $4,165.4 million and $3,095.1 million, respectively, and the net sales and net earnings would have been $3,523.6 million and $222.7 million, respectively, for the year ended December 31, 1998 and $1,672.8 million and $104.9 million, respectively, for the six month period ended June 30, 1999.

(c)         Exhibits.

            15.1  Letter re:  Unaudited financial information

            23.1  Consent of independent auditors Ernst & Young LLP

                            SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                               CK WITCO CORPORATION


                               By:     /s/ John T. Ferguson II
                                  ----------------------------------------
                               Name:   John T. Ferguson II
                               Title:  Senior Vice
                                       President, General Counsel
                                       and Secretary

Date:  September 28, 1999

EXHIBIT INDEX

15.1        Letter re:  Unaudited financial information
23.1        Consent of independent auditors Ernst & Young LLP